As filed with the Securities and Exchange Commission on August 30, 2002
                                                   Registration No. 333-56430
_______________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-8

                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                            ALAMOSA HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                                              75-2890997
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

          5225 S. Loop 289
          Lubbock, TX                                            79424
(Address of  Principal Executive Offices)                      (Zip Code)

   ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED 1999 LONG TERM INCENTIVE PLAN ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                               David E. Sharbutt
                            Chief Executive Officer
                            Alamosa Holdings, Inc.
                               5225 S. Loop 289
                               Lubbock, TX 79424
                    (Name and Address of Agent for Service)

                                (806) 722-1100
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                           Fred B. White, III, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036
                                (212) 735-3000

                             _____________________


CALCULATION OF REGISTRATION FEE
 ---------------------------------------------------------------------------------------------------------------
| TITLE OF EACH CLASS OF  |    AMOUNT TO BE     |   PROPOSED MAXIMUM  |   PROPOSED MAXIMUM   |    AMOUNT OF     |
|     SECURITY TO BE      |     REGISTERED      |  OFFERING PRICE PER |  AGGREGATE OFFERING  | REGISTRATION FEE |
|       REGISTERED        |                     |      SHARE (3)      |       PRICE (3)      |                  |
|-------------------------|---------------------|---------------------|----------------------|------------------|
|Common stock, par value  | 800,000 shares (1)  |        $0.48        |       $384,000       |     $35.33       |
|$0.01 per share (4)      |                     |                     |                      |                  |
|-------------------------|---------------------|---------------------|----------------------|------------------|
|Common stock, par value  | 200,000 shares (2)  |        $0.48        |        $96,000       |     $8.83        |
|$0.01 per share (4)      |                     |                     |                      |                  |
|-------------------------|---------------------|---------------------|----------------------|------------------|
|Total                    | 1,000,000 shares    |                     |       $480,000       |     $44.16       |
 ---------------------------------------------------------------------------------------------------------------

(1) 800,000 additional shares of common stock of Alamosa Holdings, Inc. (the "Company") are being registered pursuant to the Company's Amended and Restated 1999 Long Term Incentive Plan (the "LTIP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the LTIP to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) 200,000 additional shares of common stock of the Company are being registered pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the ESPP to prevent dilution, pursuant to Rule 416(a) under the Securities Act.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock on August 28, 2002, on the Composite Tape of The New York Stock Exchange.

(4) Includes associated rights to purchase Series A Preferred Stock, par value $.01 per share, of the Company.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


EXPLANATORY NOTE

Alamosa Holdings, Inc., a Delaware corporation (the "Registrant"), hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-56430) filed with the Securities and Exchange Commission on March 2, 2001 (the "Registration Statement"), for the purpose of registering (i) an additional 800,000 shares of the Registrant's common stock, par value $0.01 per share, issuable pursuant to the LTIP and (ii) an additional 200,000 shares of the Registrant's common stock, par value $0.01 per share, issuable pursuant to the ESPP. Originally, 13,000,000 shares of the Registrant's common stock were authorized for issuance under the LTIP and 600,000 shares of the Registrant's common stock were authorized for issuance under the ESPP. Pursuant to Article 5 of the LTIP, as of December 31, 2001, the number of shares that may be delivered pursuant to awards granted under the LTIP was increased by 800,000. Pursuant to Article 11 of the ESPP, as of January 1, 2002, the number of shares that may be delivered pursuant to awards granted under the ESPP was increased by 200,000. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement.


ITEM 8.  EXHIBITS


 EXHIBIT NUMBER                            DESCRIPTION

  4.5                      Amended and Restated Alamosa Holdings, Inc.
                           Employee Stock Purchase Plan, filed as Exhibit
                           10.61 to the Quarterly Report on Form 10-Q for the period ended June 30, 2002, dated August 14, 2002 of the Company, which exhibit is incorporated herein by reference.

  5.1                      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

  23.1                     Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 opinion).

  24.1 Power of Attorney, previously filed as Exhibit 24.1 to the Registration Statement on Form S-8, dated March 2, 2001 (Registration No. 333-56430) of the Company, which exhibit is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on August 30, 2002.

                       ALAMOSA HOLDINGS, INC.


                       By:   /s/ David E. Sharbutt
                          ---------------------------------
                          Name:  David E. Sharbutt
                          Title: Chairman of the Board of Directors
                                 and Chief Executive Officer



      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 2002.


SIGNATURE                                TITLE


     /s/ David E. Sharbutt          Director, Chairman of the Board of Directors
-----------------------------       and Chief Executive Officer
     David E. Sharbutt              (Principal Executive Officer)


    August 30, 2002*                Chief Financial Officer
-----------------------------       (Principal Financial Officer and
     Kendall W. Cowan               Accounting Officer)


    August 30, 2002*                Director
-----------------------------
     Ray M. Clapp, Jr.


    August 30, 2002*                Director
-----------------------------
        Scotty Hart


    August 30, 2002*                Director
-----------------------------
        Thomas Hyde

    August 30, 2002*                Director
-----------------------------
   Schuyler B. Marshall


    August 30, 2002*                Director
-----------------------------
       Tom M. Phelps


    August 30, 2002*                Director
---------------------------
     Michael V. Roberts


    August 30, 2002*                Director
---------------------------
     Steven C. Roberts


    August 30, 2002*                Director
---------------------------
     Jimmy R. White


*   By:   /s/ David E. Sharbutt
    ----------------------------
    David E. Sharbutt, as
    Attorney-in-Fact for each
    of the persons indicated